PROSPECTUS SUPPLEMENT	REGISTRATION NO. 333-52022
(To Prospectus dated February 17, 2006)	Filed Pursuant to Rule 424(b)(3)

1,000,000,000 Depositary Receipts Oil Service HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Oil Service HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Baker Hughes Incorporated	BHI	21	NYSE
BJ Services Company	BJS	28	NYSE
Cameron International Corporation	CAM	8	NYSE
Diamond Offshore Drilling, Inc.	DO	11	NYSE
ENSCO International Incorporated	ESV	11	NYSE
GlobalSanteFe Corporation	GSF	19.975	NYSE
Grant Prideco, Inc.	GRP	9	NYSE
Halliburton Company	HAL	44	NYSE
Hanover Compressor Company	HC	5	NYSE
Nabors Industries Ltd.	NBR	24	AMEX
National Oilwell Varco Inc.	NOV	7	NYSE
Noble Corporation	NE	11	NYSE
Rowan Companies, Inc.	RDC	8	NYSE
Schlumberger Ltd.	SLB	22	NYSE
Smith International, Inc.	SII	16	NYSE
Tidewater Inc.	TDW	5	NYSE
Transocean Inc.	RIG	18	NYSE
Weatherford International Ltd.	WFT	18	NYSE

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2007.